                       FEDERAL DEPOSIT INSURANCE CORPORATION
                              Washington, D.C.  20006


                                      FORM 8K


                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



                                    May 6, 1998
                     (Date of Report) (Date of Earliest Event)


                                BANK OF LOS ANGELES
               (Exact Name of Registrant as Specified in its Charter)

                                     California
                   (State or Other Jurisdiction of Incorporation)


                                   (310) 843-1455
                (Registrant's Telephone Number, Including Area Code)




                  23790                                95-3612029
        (FDIC Certificate Number)           (IRS Employer Identification No.)


                            8901 Santa Monica Boulevard
                          West Hollywood, California  90069
                    (Address of Principal Executive Offices)  (Zip Code)

Item 5.  Other Events.

On May 6, 1998, Bank of Los Angeles ("BKLA") announced that its Chairman of the Board, Maurice (Morry) J. Burford, passed away in the early morning hours of May 6, 1998. It was also announced that the Board of Directors appointed Adriana M.
Boeka, then current Vice Chairman, Chairman of the Board of Directors.   A copy
of the press releases issued by BKLA in connection with the announcement are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference in their entirety.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

   (c)  Exhibits

        The following exhibits are filed with this Current Report on Form 8-K:
        Exhibit 99.1   Press Release of BKLA, dated May 6, 1998
        Exhibit 99.2   Press Release of BKLA, dated May 12, 1998

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  May 13, 1998


                              BANK OF LOS ANGELES




                              ---------------------------------
                              Adriana M. Boeka
                              Chairman of the Board

                                      EXHIBIT INDEX



  Exhibit Number                           Description

   Exhibit 99.1   Press Release of BKLA, dated May 6, 1998
   Exhibit 99.2   Press Release of BKLA, dated May 12, 1998

                                     FORM 10-Q
      Quarterly Report Under Section 13 of the Securities Exchange Act of 1934
                        FOR THE QUARTER ENDED MARCH 31, 1998

                           FDIC Certificate Number 23790

                                BANK OF LOS ANGELES

                         State of Incorporation: California
                           IRS Employer ID No. 95-3612029
                            8901 Santa Monica Boulevard
                          West Hollywood, California 90069
                                    310-843-1474

                    Securities registered under 12(b) of the Act
                                        None

                    Securities Registered under 12(g) of the Act
                             Common Stock, no par value
                           Preferred stock, no par value



Indicate by check mark whether the bank (1) has filed all reports required to be filed by Section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Bank was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                         YES   X   NO
                                            ------    -------

Number of shares outstanding of no par value common stock as of March 31, 1998 are 4,762,100.

                                     FORM 10-Q
                                 TABLE OF CONTENTS



                                                                Page
PART I - FINANCIAL INFORMATION                                 Number
                                                               -------
Item 1.   Financial statements
          Balance sheets. . . . . . . . . . . . . . . . . . . .   3
          Statements of income. . . . . . . . . . . . . . . . .   4
          Statements of comprehensive income. . . . . . . . . .   5
          Statements of changes in shareholders' equity . . . .   6
          Statements of cash flows. . . . . . . . . . . . . . .   7
          Notes to financial statements . . . . . . . . . . . .   9
          Summary of Quarterly Financial Data . . . . . . . . .  10

Item 2.   Management's Discussion and Analysis
          Results of operations . . . . . . . . . . . . . . . .  11
          Capital adequacy. . . . . . . . . . . . . . . . . . .  16
          Liquidity . . . . . . . . . . . . . . . . . . . . . .  17

PART II - OTHER INFORMATION

          Signatures. . . . . . . . . . . . . . . . . . . . . .  18


PART I, ITEM 1 - FINANCIAL INFORMATION, FINANCIAL STATEMENTS
                              Bank of Los Angeles
                                Balance Sheets


                                                                    At            At
                                                                 March 31,    December 31,
                                                                   1998          1997
                                                               -----------   -------------
       (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)                (unaudited)


ASSETS
Cash and due from banks                                        $   22,746     $  20,521
Federal funds sold                                                 14,600        29,555
                                                               ----------     ---------
   Total cash and cash equivalents                                 37,346        50,076

Interest bearing deposits with banks                                  883         2,125
Securities available for sale                                         874        12,295
Securities held to maturity (market value of $78,557 at
    March 31, 1998 and at $48,247 at December 31, 1997)            78,508        48,138
Loans receivable                                                  146,303       142,633
  Less allowance for credit losses                                 (2,688)       (2,819)
                                                               ----------     ---------
Loans, net                                                        143,615       139,814
Accrued interest receivable                                         1,431         1,556
Premises and equipment, net                                         2,568         2,650
Real estate owned                                                   1,545         1,475
Other assets                                                       11,391        13,904
                                                               ----------     ---------
        Total assets                                           $  278,161     $ 272,033
                                                               ----------     ---------
                                                               ----------     ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits
    Demand, non-interest bearing                               $   90,786     $  85,222
    Interest bearing
      Time certificates of deposit of $100,000 or more             30,412        30,167
      Other                                                       115,522       122,623
                                                               ----------     ---------
      Total deposits                                              236,720       238,012

Capital lease obligation                                            1,851         1,849
Borrowing from Federal Home Loan Bank                               5,906          ---
Accrued interest payable and other liabilities                      1,585         1,118
                                                               ----------     ---------
        Total liabilities                                         246,062       240,979
                                                               ----------     ---------
Shareholders' equity
     Preferred stock; 25,000,000 shares; no shares
       issued and outstanding                                         ---           ---
     Common stock, no par value; authorized, 75,000,000
       shares: issued and outstanding; 4,762,100 common
       shares at March 31, 1998, 4,751,685 common
       shares at December 31, 1997.                                30,688        30,630
 Retained earnings                                                  1,411           472
  Net unrealized holding loss on securities available for sale        ---           (48)
                                                               ----------     ---------
         Total shareholders' equity                                32,099        31,054
                                                               ----------     ---------
         Total liabilities and shareholders' equity            $  278,161     $ 272,033
                                                               ----------     ---------
                                                               ----------     ---------

                                             3

                              Bank of Los Angeles
                              Statements of Income


                                                          For the Three Months
                                                             Ended March 31,
                                                        ------------------------
                                                             1998         1997
                                                        -----------   ----------
      (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)                 (unaudited)

Interest income
  Loans receivable                                      $     3,763   $    1,895
  Securities                                                    885          401
  Federal funds sold                                            444          239
  Deposits with financial institutions                           24          --
                                                        -----------   ----------
    Total interest income                                     5,116        2,535

Interest expense
  Deposit accounts                                            1,351          676
  Capital lease obligation                                       64           65
  Federal Home Loan Bank advances                                36          --
                                                        -----------   ----------
    Total interest expense                                    1,451          741
                                                        -----------   ----------
Net interest income before provision for credit
  losses                                                      3,665        1,794
Provision for credit losses                                    ---            85
                                                        -----------   ----------
    Net interest income after provision for credit
      losses                                                  3,665        1,709
                                                        -----------   ----------
Service charges and fees                                        473          261
Gain on sale of securities                                       14          --
                                                        -----------   ----------
    Total non-interest income                                   487          261

Non-interest expense
  Employee compensation and benefits                          1,433          850
  Occupancy                                                     524          323
  Professional services                                         147          117
  Goodwill amortization                                         122           30
  Other                                                         456          257
                                                        -----------   ----------
    Total non-interest expense                                2,682        1,577
                                                        -----------   ----------
Income before income tax expense                              1,470          393
Income tax expense                                              531          --
                                                        -----------   ----------
Net income                                              $       939   $      393
                                                        -----------   ----------
                                                        -----------   ----------
Earnings per common share                               $      0.20   $     0.18
                                                        -----------   ----------
                                                        -----------   ----------
Earnings per common share -- assuming dilution          $      0.17   $     0.15
                                                        -----------   ----------
                                                        -----------   ----------
Weighted average common shares                            4,758,602    2,195,075
                                                        -----------   ----------
                                                        -----------   ----------
Weighted average common shares -- diluted                 5,402,677    2,575,563
                                                        -----------   ----------
                                                        -----------   ----------

                              Bank of Los Angeles
                       Statements of Comprehensive Income


                                                             For the Three Months
                                                                Ended March 31,
                                                            -----------------------
                                                                1998         1997
                                                           -----------   ----------
      (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)                    (unaudited)

Net income                                                 $       939  $       393
Unrealized losses on securities
  Unrealized gains (losses) arising during period;
   $48,000 gain for the three months ended March 31,
   1998, adjusted for taxes, $180,000 loss for the
   three months ended March 31, 1997, has not been
   adjusted for taxes.                                              28         (180)

  Less reclassification adjustment for gains included in
   net income, gain of $14,000 adjusted for taxes.                  (8)         --
                                                           -----------   ----------
Comprehensive income                                       $       959  $       213
                                                           -----------   ----------
                                                           -----------   ----------
Comprehensive income per common share                      $      0.20  $      0.10
                                                           -----------   ----------
Comprehensive income  per common share -- assuming
   dilution                                                $      0.18  $      0.08
                                                           -----------   ----------
                                                           -----------   ----------
Weighted average common shares                               4,758,602    2,195,075
                                                           -----------   ----------
                                                           -----------   ----------
Weighted average common shares -- diluted                    5,402,677    2,575,563
                                                           -----------   ----------
                                                           -----------   ----------

                             Bank of Los Angeles
                 Statement of Changes in Shareholders' Equity
                For the Three Months ended March 31, 1998 and
                     For the Year Ended December 31, 1997

                                                                                                 Accumulated
                                                    Common Stock              Retained              Other                Total
                                              --------------------------      Earnings/         Comprehensive         Shareholders'
          (DOLLARS IN THOUSANDS)               Shares          Amount         (Deficit)            Income                Equity
                                              ---------    -------------   ----------------   ------------------      -------------
Balance, January 1, 1997                      2,195,075    $      16,111   $        (3,259)   $            (220) $           12,632

Issuance of common stock
   April 1, 1997, net cost of
   $213                                       1,367,493            5,926               --                   --                5,926

Issuance of common stock
   December 31, 1997, net cost
   of $247                                    1,155,326            8,466               --                   --                8,466

Stock options exercised                           1,300                5               --                   --                    5

Warrants exercised                               32,491              122               --                   --                  122

Net change in unrealized loss
  on securities available for sale                  --               --                --                   172                 172

Net income                                          --               --               3,731                 --                2,041
                                              ---------    -------------   ----------------   ------------------      -------------
Balance, December 31, 1997                    4,751,685           30,630                472                 (48)             31,054

Stock options exercised  (unaudited)              7,250               47                --                  --                   46

Warrants exercised  (unaudited)                   3,165               11                --                  --                    3

Net income (unaudited)                              --               --                 939                 --

Net change in unrealized loss
  on securities available for sale
  (unaudited)                                       --               --                 --                  48                  48
                                              ---------    -------------   ----------------   ------------------      -------------
Balance, March 31, 1998 (unaudited)           4,762,100    $      30,688   $          1,411   $             --        $     32,099
                                              ---------    -------------   ----------------   ------------------      -------------
                                              ---------    -------------   ----------------   ------------------      -------------

                              Bank of Los Angeles
                            Statements of Cash Flows

                                                            For the Three Months
                                                               Ended March 31,
                                                          ----------------------
                                                              1998       1997
                                                          ----------  ----------
                (DOLLARS IN THOUSANDS)                          (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:

Interest received                                         $    4,937  $   2,449

Fees and commissions received                                    473        261

Interest paid                                                 (1,290)      (750)

Cash paid to suppliers and employees                          (2,878)    (1,688)

Taxes paid                                                       (18)       --
                                                          ----------  ----------
Net cash provided by operating activities                      1,224        272

CASH FLOWS FROM INVESTING ACTIVITIES:

Proceeds from maturities and pay downs of securities           1,216      5,496
  available for sale

Proceeds  from  maturities  and  pay downs of securities      12,353        --
  held to maturity

Proceeds from sales of securities available for sale          10,267        --

Proceeds  from  maturities  of interest bearing deposits       1,242        --
  with banks

Purchases of securities available for sale                       --     (10,014)

Purchases of securities held to maturity                     (42,723)       --

Net decrease (increase) decrease in loans receivable          (2,974)     1,552

Proceeds from the sale of fixed assets                           --           2

Acquisition of premises and equipment                            (76)       (26)
                                                          ----------  ----------
Net cash provided (used) by investing activities             (20,695)    (2,990)


CASH FLOWS FROM FINANCING ACTIVITIES:

Issuance of capital stock                                         58        --

Net  increase  (decrease) in deposits, gross of rejected       1,150     (3,787)
debits

Increase in borrowing from Federal Home Loan Bank              5,531        --

Principle payments under capital lease obligation                  2        --
                                                          ----------  ----------
Net cash provided (used) in financing activities               6,741     (3,787)

NET DECREASE IN CASH AND CASH EQUIVALENTS                    (12,730)    (6,505)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                50,076     30,139
                                                          ----------  ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                  $   37,346  $  23,634
                                                          ----------  ----------
                                                          ----------  ----------

                              Bank of Los Angeles
                            Statements of Cash Flows

                                                            For the Three Months
                                                                               Ended March 31,
                                                                           ----------------------
                                                                               1998       1997
                                                                           ----------  ----------
                 (dollars in thousands)                                           (unaudited)
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY
OPERATING ACTIVITIES:

  Net income                                                                $      939  $     393

    Adjustments for non-cash items:

      Depreciation, amortization and accretion                                     222        138

      Provisions (credit) for credit losses                                        --          85

      Gain on sale of securities available for sale                                (14)       --

      Deferred salary for loan originations                                       (173)       --

      (Decrease) increase in deferred loan income                                  (54)       (45)

      Decrease (increase) in accrued interest receivable                          (125)       (41)

      Increase in accrued income taxes                                             513        --

      Decrease (increase) in other assets                                          (58)      (173)

      (Decrease) increase in interest payable and other liabilities                (26)       (85)

                                                                            ----------  ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                   $    1,224  $     272
                                                                            ----------  ----------

Supplemental disclosure of non-cash transactions:

     Change in unrealized gain (loss) on securities available for sale      $       48  $    (180)

                                                                            ----------  ----------
                                                                            ----------  ----------
     Transfer of real estate owned from loans receivable                            70        --
                                                                            ----------  ----------
                                                                            ----------  ----------
     Transfer of bargain lease from fixed assets to other assets                   --       1,559

                                                                            ----------  ----------
                                                                            ----------  ----------

                                Bank of Los Angeles
                           Notes to Financial Statements

Acquisitions of American West Bank and Culver National Bank

On April 1, 1997, BKLA acquired American West Bank ("AWB"), which had $67,291,000 in total assets and two branch offices. On December 31, 1997, BKLA acquired Culver National Bank ("CNB"), which had $56,944,000 in total assets and one branch office. The acquisitions of both AWB and CNB were accounted for as purchases. The results of operations for AWB and CNB are included in the statement of income for the quarter ended March 31, 1998, but are excluded in the statement of income for the quarter ended March 31, 1997. The assets and liabilities of AWB and CNB are included in the balance sheets at March 31, 1998 and December 31, 1997.

Adoption of Recently Issued Accounting Pronouncement

In June, 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. This statement divides comprehensive income into net income and other comprehensive income. For BKLA, the primary component included in other comprehensive income was unrealized gains and losses on certain investments in debt and equity securities. BKLA has adopted the two statement approach and reports the statement of income and the statement of comprehensive income separately.

Subsequent event

On April 17, 1998, BKLA entered into a definitive agreement to be purchased by Western Bancorp ("Western") in which each share of BKLA stock will be exchanged for 0.4224 shares of Western stock. The acquisition is anticipated to be accounted for by pooling of interests and is expected to close in the third quarter of 1998. At March 31, 1998, Western had $2.1 billion in assets. BKLA will be merged into Western's subsidiary, Santa Monica Bank, which operates branches in Santa Monica, Malibu, Marina Del Rey, Beverly Hills, Century City, Westwood and Encino.

                                Bank of Los Angeles
                        Summary of Quarterly Financial Data

                                                                    First                   By Quarter for the Year 1997
                                                                   Quarter       ---------------------------------------------------
         (IN THOUSANDS, EXCEPT SHARE DATA AND RATIOS)               1998          Fourth        Third         Second        First
                                                                    ----          ------        -----         ------        -----
RECAP OF EARNINGS

   Interest income                                                   $ 5,116       $ 4,231       $ 3,972       $ 4,116       $ 2,535
   Interest expense                                                    1,451         1,104         1,081         1,005           741
   Net interest income before provision for credit losses              3,665         3,127         2,891         3,111         1,794
   Provision for credit losses                                          --            --            --             325            85
   Non-interest income                                                   487           367           392           368           261
   Non-interest expense                                                2,682         2,176         2,277         2,512         1,577
   Net income before taxes                                             1,470         1,318         1,006           642           393
   Income tax provision (credit)                                         531         (372)          --            --            --
   Net income                                                          $ 939       $ 1,690       $ 1,006         $ 642         $ 393
PER COMMON SHARE
   Earnings                                                           $ 0.20        $ 0.47        $ 0.28        $ 0.18        $ 0.18
   Earnings -- diluted                                                $ 0.17        $ 0.40        $ 0.24        $ 0.16        $ 0.15
   Book value                                                         $ 6.74        $ 6.54        $ 5.80        $ 5.50        $ 5.85
   Common stock security price, symbol BKLA
     High                                                            $ 14.19       $ 15.63       $ 12.50        $ 8.00        $ 8.38
     Low                                                             $ 11.03       $ 10.75        $ 7.50        $ 6.63        $ 6.38
SHARES OUTSTANDING
   Common shares outstanding                                       4,762,100     4,751,685     3,568,756     3,563,343     2,195,075
   Common shares weighted by issue date                            4,758,602     3,582,558     3,563,434     3,548,893     2,195,075
   Effect of dilutive securities                                     644,075       611,505       569,229       404,109       380,488
   Common shares --  diluted                                       5,402,677     4,194,063     4,132,663     3,953,002     2,575,563
BALANCE SHEET DATA, END OF PERIOD
   Total assets                                                    $ 278,161     $ 272,033     $ 203,867     $ 193,276     $ 127,048
   Total deposits                                                    236,720       238,012       180,351       171,308       111,809
   Total loans                                                       146,303       142,633       112,770       111,046        70,825
   Non-accrual loans and real estate owned                             5,032         5,740         3,535         1,877         3,317
   Allowance for credit losses                                         2,688         2,819         2,044         1,829         1,833
   Total shareholders' equity                                       $ 32,099      $ 31,054      $ 20,696      $ 19,591      $ 12,845
BALANCE SHEET DATA, PERIOD AVERAGES
   Total assets                                                    $ 271,367     $ 205,072     $ 198,063     $ 195,128     $ 129,441
   Earning assets                                                    236,786       184,128       178,345       175,867       116,154
   Total loans                                                       143,151       113,494       110,488       109,271        72,114
   Total deposits                                                    235,979       180,924       173,999       173,260       112,063
   Total shareholders' equity                                       $ 31,577      $ 21,642      $ 20,144      $ 16,218      $ 12,739
FINANCIAL RATIOS
   Return on average assets                                             1.4%          3.3%          2.0%          1.3%          1.2%
   Return on average common equity                                     11.9%         31.2%         20.0%         15.8%         12.3%
   Efficiency ratio                                                    59.9%         57.9%         65.2%         77.0%         77.0%
   Allowance for credit losses to total loans                           1.8%          2.0%          1.8%          1.6%          2.6%
   Non-accrual loans and real estate owned to allowance for
        credit losses                                                 187.2%        203.6%        172.9%        102.6%        181.0%
   Net loans charged off (recovered) to average total loans             0.1%          0.1%         -0.2%          1.3%         -0.1%
   Non-accrual loans and real estate owned to total assets              1.8%          2.1%          1.7%          1.0%          2.6%

PART I, ITEM 2 -- MANAGEMENT'S DISCUSSION AND ANALYSIS

                               Results of Operations

Net income and income tax expense

     In 1997, BKLA acquired AWB and CNB, increasing total asset size from $130,705,000 at December 31, 1996 to $272,033,000 at December 31, 1997, an
increase of $141,328,000 or 108%. Both acquisitions were accounted for as purchases. The results of operations for AWB and CNB are included in the statement of income for the quarter ended March 31, 1998, but are excluded in the statement of income for the quarter ended March 31, 1997.

     Net income for the quarter ended March 31, 1998 was $939,000, an increase of $546,000 or 138% compared to $393,000 net income for the quarter ended March 31, 1997. Earnings per common share were $0.20 and $0.18 for the quarter ended March 31, 1998 and 1997, respectively. Earnings per common share, assuming dilution were $0.17 and $0.15 for the quarter ended March 31, 1998 and 1997, respectively.

     Income before taxes for the quarter ended March 31, 1998 was $1,470,000, an increase of $1,077,000 or 274% compared to $393,000 for the same quarter of 1997. In 1997 In the quarter ended March 31, 1998, BKLA recognized income tax expense at statutory effective pretax income rates of 34% for Federal and 7.5% for State, adjusted for excluded purchase accounting income and expense.
 An income tax benefit of $82,000 was recognized from net operating loss carry forwards available in 1999 as proscribed by SFAS No. 109 "Accounting for Income Taxes". Income tax expense, net of benefit, recognized in the quarter ended March 31, 1998 was $531,000. No income tax expense or benefit was recognized in the same quarter of 1997 due to the availability of net operating loss carry forwards from prior years.

Net interest income before provision for credit losses

     Net interest income before provision for credit losses was $3,665,000 and $1,794,000 for the quarters ended March 31, 1998 and 1997, respectively. The net interest margin spread was 4.9% and 5.0% for the quarters ended March 31, 1998 and 1997, respectively. Net interest income earned as a percentage of average earning assets was 6.3% for both quarters ended March 31, 1998 and 1997.

     Net interest income is derived from total interest income less total interest expense. Total interest income was $5,116,000 and $2,535,000 for the quarters ended March 31, 1998 and 1997, an increase of $2,581,000 or 102%. Increased interest income is due to larger volume of interest earning assets from the AWB and CNB acquisitions. The average balance of interest earnings assets was $236,786,000 for the quarter ended March 31, 1998, an increase of $120,632,000 or 103%, compared to $116,154,000 for the quarter ended March 31, 1997. The average rate earned on interest earning assets was 8.8% and 8.9% for the quarters ended March 31, 1998 and 1997, respectively.

     Total interest expense was $1,451,000 and $741,000 for the quarters ended March 31, 1998 and 1997, respectively. Increased interest expense is due to larger volume in interest paying liabilities from the AWB and CNB acquisitions. The average balance of interest paying liabilities was $150,112,000 for the quarter ended March 31, 1998, an increase of $74,384,000 or 98%, compared to $75,728,000 for the quarter ended March 31, 1997. The rate paid on interest bearing liabilities was 3.8% and 3.9% for the quarter ended March 31, 1998 and 1997, respectively.

     The following table presents BKLA's average balances of assets, liabilities and shareholders' equity; the amount of interest income or interest expense and the average yield or rate for each category of interest earning assets and interest bearing liabilities, the net interest spread and net interest yield for the periods indicated.

                                                                         For the Three Months Ended March 31,
                                                      -----------------------------------------------------------------------------
                                                                        1998                                    1997
                                                                                   Average                                 Average
                                                       Average        Interest     Yield/      Interest       Average       Yield/
                                                      Balance2       Earned/Paid    Rate1       Balance      Earned/Paid    Rate1
                                                      --------       -----------   -------     ---------     -----------    -----
Assets:
------
Interest earning assets:
Federal funds sold                                    $  33,476        $  444         5.4%      $ 18,410         $  239         5.3%
Deposits with financial institutions                      1,611            24         6.0%           --             --          --
Securities                                               58,548           885         6.1%        25,630            401         6.3%
Loans(3)                                                143,151         3,763        10.7%        72,114          1,895        10.7%
                                                      ---------        ------        -----      --------         ------       -----
     Total interest earning assets                      236,786         5,116         8.8%       116,154          2,535         8.9%

Non-earning assets:
Cash and due from banks                                  18,037                                    7,927
Other assets                                              19527                                    7,143
Allowance for credit losses                              (2,983)                                  (1,783)
                                                      ---------                                 --------
     Total assets                                     $ 271,367                                 $129,441
                                                      ---------                                 --------
                                                      ---------                                 --------

Liabilities and Shareholders' Equity:
-------------------------------------
Interest bearing liabilities:
Demand, interest bearing                              $  30,074        $  143         1.9%      $ 15,122         $   68         1.8%
Money market                                             52,478           449         3.5%        30,913            282         3.7%
Savings (including IRAs)                                 13,998            88         2.5%         7,459             49         2.7%
Time certificates of deposits                            53,562           671         5.1%        22,234            277         5.1%
                                                      ---------        ------        -----      --------         ------       -----
     Total interest bearing deposits                    150,112         1,351         3.6%        75,728            676         3.6%
Capital lease obligation                                  1,851            64        14.0%         1,843             65        14.3%
Advances from Federal Home Loan Bank                      2,275            36         6.4%          --             --           --
                                                      ---------        ------        -----      --------         ------       -----
     Total interest bearing liabilities                 154,238         1,451         3.8%        77,571            741         3.9%
                                                      ---------        ------        -----      --------         ------       -----

Demand deposits, non-interest bearing                    81,741                                   38,252
Other liabilities                                         3,811                                      880
Shareholders' equity                                     31,577                                   12,739
                                                      ---------                                 --------
     Total liabilities and shareholders' equity       $ 271,367                                 $129,441
                                                      ---------                                 --------
                                                      ---------                                 --------
Net interest margin spread                                             $3,665         4.9%                       $1,794         5.0%
Net interest income earned as a percentage of
    average earning assets                                                            6.3%                                      6.3%
                                                                                     -----                                    -----
                                                                                     -----                                    -----

Non-interest income and expense
                     -----

1 Average yield or rate is annualized.

2 Average balances are derived from the average balance of each month in the quarter presented.

3 Interest income on loans includes loan fees, but excludes interest foregone on non-accrual loans.

     Service charges and fees were $473,000 for the three months ended March 31, 1998, an increase of $212,000 or 81%, compared to $261,000 for the three months ended March 31, 997. Service charges and fees were primarily for demand deposits of businesses and individuals and credit card processing for merchants.

     Employee compensation and benefits were $1,433,000 for the three months ended March 31, 1998, an increase of $583,000 or 69%, compared to $850,000 for the three months ended March 31, 1997. The increase is due to staffing three additional branches acquired in 1997. Employee compensation and benefits for the three months ended March 31, 1998 include a $174,000 credit for deferred loan origination costs, compared to a $2,000 credit for the same three months of 1997. The increase is from larger loan origination volume and change in cost recognition of successful loan origination efforts in application of SFAS No. 91, "Accounting for Non-refundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." Deferred loan origination cost are amortized as a reduction of yield on loans in future reporting periods.

     Occupancy expense consisted of branch lease payments, leasehold improvement, furniture and equipment depreciation, utilities and maintenance and was $524,000 for the three months ended March 31, 1998, an increase of $201,000 or 62%, compared to $323,000 for the three months ended March 31, 1997. The increase is due to three additional branches acquired in 1997. Professional services were $147,000 for the three months ended March 31, 1998, an increase of $30,000 or 26%, compared to $117,000 for the three months ended March 31, 1997. The increase was in legal and auditing costs. Goodwill amortization was $122,000 for the three months ended March 31, 1998, an increase of $92,000 compared to $30,000 for the three months ended March 31, 1997. The increased goodwill amortization expense is from the acquisition of CNB.

     Other expense was $456,000 for the three months ended March 31, 1998, an increase of $199,000, or 219% compared to $257,000 for the three months ended March 31, 1997. The table below presents types of expenses included in other expenses.

                                                 For the Three Months Ended
                                                          March 31,
                                                 --------------------------
                                                    1998            1997
                                                 ----------      ----------
Promotional                                           $  59           $  43
Office supplies                                          54              29
Postage                                                  44              12
Telephone                                                32              20
Liability and deposit insurance                          60              36
Messenger and armored car                                63              27
Other                                                   144              90
                                                 ----------       ---------
                                                      $ 456           $ 257
                                                 ----------       ---------
                                                 ----------       ---------

Comprehensive income

     BKLA has adopted the two statement approach and reports the statement of income and the statement of comprehensive income separately. Comprehensive income for the three months ended March 31, 1998 was $959,000 an increase of $746,000 or 350%, compared to $213,000 for the three months ended March 31, 1997. Comprehensive income per common share was $0.20 and $0.10 for the three months ended March 31, 1998 and 1997, respectively. Comprehensive income per common share, assuming dilution, was $0.18 and $0.08 for the three months ended March 31, 1998, and 1997, respectively. For BKLA, the difference between net income and comprehensive income was the change in unrealized gains or losses on securities available for sale.

     Comprehensive income compared to net income, was increased by $28,000 for unrealized gains on securities available for sale, net of taxes for the three months ended March 31, 1998. The gain was adjusted for gains on sales of securities available for sale net of tax of $8,000 included in net income. Comprehensive income compared to net income was reduced by $180,000 for unrealized loss on available for sale securities for the three months ended March 31, 1997. The unrealized loss was not adjusted for tax expense, as no income tax expense was recognized for the three months ended March 31, 1997.

Investment securities

     BKLA' investment securities are in bills and notes of the United States Government, direct obligation bonds of Agencies and Corporations of the United States, and mortgage backed obligations issued by Agencies and Corporations of the United States. In the first quarter of 1998, BKLA sold its debt securities classified as available for sale. The following table presents securities at amortized cost and fair value.

                                      At March, 31, 1998    At December 31, 1997
                                      -------------------   --------------------
                                      Amortized    Fair      Amortized    Fair
                                        Cost      Value         Cost     Value
                                      ---------  --------   ----------  --------
Securities held to maturity

  Debt of the U.S. Treasury and
     U.S. Government Agencies         $ 60,926   $ 61,019    $ 42,928   $ 43,043
  Mortgage backed securities            17,582     17,538       5,211      5,204
                                      --------   --------    --------   --------
                                        78,508     78,557      48,139     48,247
Securities available for sale
  Mortgage backed securities             ---        ---        11,480     11,432
  Common stock                             874        874         863        863
                                      --------   --------    --------   --------
                                           874        874      12,343     12,295
                                      --------   --------    --------   --------
                                      $ 79,382   $ 79,431    $ 60,482   $ 60,542
                                      --------   --------    --------   --------
                                      --------   --------    --------   --------
Unrealized gains and losses
  Gains                                               105                   --
  Losses                                               21                     48
                                                 --------               --------
                                                     $ 84                  ($ 48)
                                                 --------               --------
                                                 --------               --------

     The following table presents sales of securities and realized gain and losses from the sale of securities available for sale.

                                               For the Quarter     For the Year
                                               Ended March 31,        Ended
                                             -----------------       December
                                               1998       1997       31, 1997
                                             --------   ------     ----------
Proceeds from sales of securities            $ 10,267   $  --       $ 1,303

Gross realized gains and losses
  Gains                                          $ 73   $  --       $   --
  Losses                                          (59)     --           --
                                             --------   ------     ----------
                                                 $ 14   $  --       $   --
                                             --------   ------     ----------
                                             --------   ------     ----------

     The following table presents maturities of investment securities at March 31, 1998.

                                                                           Weighted
                                                             Amortized      Average
                                                               Cost         Yield
                                                             ---------     --------
Securities held to maturity
    Debt of the U.S. Treasury and U.S. Government Agencies


       Less than three months                                 $ 26,809         5.6%
       Three months through one year                            23,610         5.8%
       One year through three years                             10,507         6.0%
       Over three years                                           --           --
                                                              --------
                                                                60,926         5.7%

       Mortgage backed securities
       Less than three months                                      862         6.4%
       Three months through one year                              --           --
       One year through three years                             16,598         6.0%
       Over three years                                            122         6.8%
                                                              --------
                                                                17,582         6.1%
                                                              --------
                                                              $ 78,508         5.8%
                                                              --------
                                                              --------

Non-performing assets

     The following table presents, in thousands, classified assets, loans on non-accrual and real estate owned.

                                              At March 31,     At December 31,
                                                 1998              1997
                                              ------------      ------------
  Classified assets                               $ 7,934            $ 8,904
  Non-accrual loans                                 3,487              4,265
  Real estate owned                                 1,545              1,475
                                              ------------      ------------
                                                  $12,966            $14,644
                                              ------------      ------------
                                              ------------      ------------

Allowance for loan losses

     The allowance for credit losses is established through provisions for credit losses charged against income. Loans deemed to be uncollectible are charged against the allowance for credit losses, and subsequent recoveries, if any, are credited to the allowance. The allowance for credit losses is maintained at a level believed adequate by management to absorb estimated probable credit losses. Management's periodic evaluation of the adequacy of the allowance is based on BKLA's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

     Impaired loans at March 31, 1998 were $4,263,000, of which $625,000 was estimated as the amount impaired by measuring either the present value of expected future cash flows discounted at the loan's contracted interest rate or the fair value of the collateral, if the loan was collateral dependent. Impaired loans at December 31, 1997 were $4,490,000 of which $689,000 was estimated as the amount impaired. The amount measured to be impaired is a component of the allowance for credit losses.

     Management's evaluation of the loan portfolio at March 31, 1998 estimated that the allowance for credit losses was adequate at $2,067,000 when the actual balance was $2,688,000. As a result, no provision for loan losses was made for the three months ended March 31, 1998. Management's evaluation of the loan portfolio at December 31, 1997 estimated that an adequate allowance for credit losses was $2,412,000 when the balance was $2,819,000. Activity in the allowance for credit losses is presented in the following table.


                                                    For the Quarter    For the Year
                                                        Ended             Ended
                                                       March 31,       December 31,
             (DOLLARS IN THOUSANDS)                      1998              1997
                                                    ---------------    ------------
Loans receivable                                          $ 146,525       $ 142,633
Average loans                                             $ 143,151       $ 101,433


Allowance  for  credit  losses  at beginning of           $   2,819       $   1,682
period
Provision for credit losses                                    --               410
Addition due to acquisitions                                   --             1,882

Charge-offs                                                    (225)         (1,709)
Recoveries                                                       94             554
                                                          ---------       ---------
   Net charge-offs                                             (131)          (1,155)
                                                          ---------       ---------
Allowance for credit losses at end of period              $   2,688        $  2,819
                                                          ---------       ---------
                                                          ---------       ---------
Recoveries to total charge-offs                                41.8%           32.4%
Net charge-offs to average loans                                0.1%            1.1%
Allowance for credit losses to loans receivable                 1.8%            2.0%

                                 Capital Resources

     BKLA is subject to regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate actions by regulators that could range from restrictions on activities to dissolution. Measures established by regulators to ensure capital adequacy require BKLA to maintain minimum amounts and ratios of total capital to risk-weighted assets, tier 1 capital to risk-weighted assets and tier 1 capital to average assets. Those amounts are presented in the table below. At March 31, 1998, management believed that BKLA met all capital adequacy requirements.

                                                                                              Capital Needed to be:
                                                     ----------------------------------------------------------------------------
                                                            Actual                 Capital Adequate           Well Capitalized
                                                     -----------------------     --------------------    ------------------------
              (DOLLARS IN THOUSANDS)                   Amount         Ratio        Amount     Ratio        Amount         Ratio
                                                     ----------     ---------    ----------  --------    ----------     ---------
As of March 31, 1998
     Total capital to risk-weighted assets               27,073         14.8%        14,610      8.0%        18,262          10.0%
     Tier 1 capital to risk-weighted assets              24,785         13.6%         7,305      4.0%        10,957           6.0%
     Tier 1 capital to average assets                    24,785          9.4%        10,562      4.0%        13,203           5.0%

As of December 31, 1997
     Total capital to risk-weighted assets               25,885         14.6%        14,216      8.0%        17,770          10.0%
     Tier 1 capital to risk-weighted assets              23,654         13.3%         7,108      4.0%        10,662           6.0%
     Tier 1 capital to average assets                    23,654          8.9%        10,583      4.0%        13,229           5.0%

                                     Liquidity

     BKLA's liquid assets are cash and due from banks, federal funds sold, and securities held to maturity. Cash and due from banks are cash, the funds maintained to meet BKLA's reserve requirements to the Federal Reserve Bank of San Francisco, and deposits from customers for which BKLA has presented to other financial institutions for credit. BKLA uses its federal funds sold balance to meet immediate liquidity needs due to deposit fluctuations. BKLA manages its securities held to maturity to fund loan growth and seasonal fluctuations in deposits. BKLA's net liquid assets, volatile liabilities, and liquidity ratios are presented in the table below.

                                                            At            At
                                                         March 31,     December
                                                           1998        31, 1997
                                                         ---------     --------
NET LIQUID ASSETS
Liquid assets

  Cash and due from banks, demand                        $  22,746     $  20,521
  Time balances with depository institutions                   883         2,125
  Federal funds sold                                        14,600        29,555
  Securities available for sale and held to maturity        79,382        60,433
                                                         ---------     ---------
  Total                                                    117,611       112,634
Less securities pledged at book value                        7,449         3,497
                                                         ---------     ---------
Adjusted liquid assets                                     110,162       109,137
                                                         ---------     ---------
Less federal funds purchased                                   --            --
                                                         ---------     ---------
Net liquid assets                                        $ 110,162      $109,137
                                                         ---------     ---------
                                                         ---------     ---------
Rate dependent liabilities
  Time deposits greater than $100,000                     $ 30,412      $ 30,167
                                                         ---------     ---------
  Total                                                   $ 30,412       $30,167
                                                         ---------     ---------
                                                         ---------     ---------
Ratios and trends:

  Net liquid assets to total deposits and FHLB advances      45.5%         45.9%
  Net liquid assets to rate dependent deposits              362.2%        361.8%
  Temporary investments to rate dependent liabilities       222.4%        199.5%
  Core deposits are total deposits 2                         87.2%         87.3%
  Net loans to total assets                                  52.6%         52.4%
  Brokered deposits to total deposits                          --            --
  Net loans to deposits                                      61.8%         59.9%

------------------------

1 Temporary investments are the total of time deposits with depository institutions, federal funds sold and investment securities with less than one year maturity.

2 Core deposits to total deposits less time deposits greater than $100,000.

PART II -- OTHER INFORMATION













                                     Signatures

     Under the requirements of the Securities Exchange Act of 1934, BKLA has duly caused this report to be signed on its behalf by the undersigned duly authorized officers.

     Bank of Los Angeles



---------------------------------------------------------------    ------------
     John J. Feldman, President and Chief Executive Officer          Date




---------------------------------------------------------------    ------------
     Mark Bidwell, Vice President Controller                         Date